CONFIDENTIAL

          $2,000,000 Bridge Loan w/ Payment of Interest in Common Stock
                               Binding Term Sheet

Closing             Date: March 27, 1998

Issuer:             Palomar Medical Technologies, Inc. ("Palomar")

Securities:         Note,  Warrants  underlying  shares of Palomar  Common Stock
                    (the  "Warrants")  and shares of Palomar  Common  Stock (the
                    "Common Stock"), issued pursuant to Regulation D of the Securities Act of 1933.

Note                Amount: $2,000,000

Interest:           125,000 5 year Warrants  exercisable at $.01 per share to be delivered no later than April 6, 1998.

Maturity Date: The earlier of (i) May 26, 1998 or (ii) one day following the sale of Dynaco or (iii) the sale of any other Palomar assets in a transaction outside the normal course of business or (iv) the raise of additional capital where the use of proceeds to pay back debt is not prohibited.

Default: If the loan is not repaid in full by the Maturity Date, the Note shall become convertible in whole or in part at the option of the Note Holder (the "Holder") at Market Price (as defined below) as follows:

                            Conversion      Conversion          Conversion                  Penalty
                               DATE           AMOUNT          # OF SHS OF C/S           # OF SHS OF C/S

                           After 5/26/98     $250,000      $250,000/Market Price     $100,000/Market Price
                           After 6/2/98      $250,000      $250,000/Market Price               0
                           After 6/9/98      $250,000      $250,000/Market Price               0
                           After 6/16/98     $250,000      $250,000/Market Price               0
                           After 6/23/98     $250,000      $250,000/Market Price     $125,000/Market Price
                           After 6/30/98     $250,000      $250,000/Market Price               0
                           After 7/7/98      $250,000      $250,000/Market Price               0
                           After 7/14/98     $250,000      $250,000/Market Price               0

                    The Penalty as stated above shall be payable effective on each date as stated above as long as any amount due is outstanding (i.e., if any amount due is outstanding after 5/26/98 then the penalty is $100,000/Market Price, and if any amount is outstanding after 6/23/98 then the additional penalty is $125,000/Market Price) regardless of whether the Holder elects to convert the Note into Common Stock or not. The Issuer may repay the loan in full or in part without additional penalty at any time prior to receiving the Holder's Notice of Conversion (as defined below). If paid in part, the payment shall be applied to reduce the outstanding balance, however the conversion schedule will remain in place until the entire balance is paid in full.

Market Price: The net sell price as supplied to Palomar from Fechtor, Detwiler & Co. evidencing the Holder's sale of the Common Stock through Fechtor, Detwiler & Co. within 24 hours of the sale of the Common Stock.


Conversion          Date: The business  day(s) on which the Holder gives written notice (the "Notice of Conversion") of its election to convert all or a portion of the Note.

Registration        Rights:  The  Holder  shall  have the right to  request  the
                    Company to file with the SEC a registration statement on Form S-3 providing for the resale of the Warrants and the Common Stock no earlier than May 18, 1998.

Use                 of Proceeds: General working capital purposes.

Wire Instructions:         Name of Bank:             Fleet Bank
                           ABA#:                     011000206

                           For Further Credit to:    Palomar Medical Technologies, Inc.
                           Account #:                0501395874

Binding Agreement: Upon execution of this term sheet by the parties, this term sheet will constitute a legally binding and enforceable agreement of each of the parties to their mutual undertakings with respect to the matters set forth herein.

SUBSCRIPTION AMOUNT: $2,000,000

ACKNOWLEDGED AND ACCEPTED:                    ACKNOWLEDGED AND ACCEPTED:

SUBSCRIBER                                    PALOMAR MEDICAL TECHNOLOGIES, INC.

By:   /s/ Hector Wiltshire                    By:   /s/ Joseph P. Caruso
   -----------------------                       -------------------------------
Name:    Hector Wiltshire                        Name: Joseph P. Caruso,
                                                       Chief Financial Officer

Date:    March 27, 1998                          Date:
Phone:   (954) 345-8022                          Phone:   (781) 676-7300
Fax:     (954) 341-0664                          Fax:     (781) 676-7330